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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under "Selected Consolidated Financial Data" and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-41801 and 333-61497) pertaining to the 1994 Stock Plan and the 1996 Stock Option Plan of our report dated February 25, 1999, with respect to the consolidated financial statements of Salix Pharmaceuticals, Ltd. (formerly, Salix Holdings, Ltd.) included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                  /s/ Ernst & Young LLP

Palo Alto, California
March 31, 1999